Exhibit 99.1

NUTRISYSTEM, INC. NAMES JOE REDLING

PRESIDENT AND CHIEF OPERATING OFFICER

HORSHAM, PA -- August 7, 2007 -- NutriSystem®, Inc. (NASDAQ: NTRI), a leading provider of weight management and fitness products and services, today announced the appointment of Joseph M. Redling as President and Chief Operating Officer effective September 4, 2007. Mr. Redling served most recently at AOL, Inc. as Chairman and CEO of AOL International and President of AOL Paid Services and Customer Management. Michael J. Hagan continues as Chairman and Chief Executive Officer.

In his most recent role at AOL, Inc., Mr. Redling was responsible for leading AOL's international activities, where he was instrumental in transitioning the company to an advertising revenue model and spearheaded new product development and geographic expansion. He directly managed AOL's multi-billion dollar paid subscription business and led customer engagement efforts with AOL's 200 million monthly unique visitors as part of AOL's strategy to optimize the monetization of its web business and worldwide customer base. Mr. Redling was also responsible for leading AOL's overall brand management and marketing both domestically and internationally.

Michael J. Hagan, Chairman, and Chief Executive Officer of NutriSystem, said, "I am excited to have someone of Joe's caliber as part of the organization. His extensive operating and marketing experience in large scale, direct-to-consumer businesses further strengthens our management team and delivers on our commitment to the NutriSystem brand, our customers and shareholders. Joe's proven track record in operations, global brand management and multi-channel direct marketing are an ideal fit for his new role. I believe he will be a great asset to NutriSystem as we move deeper into each of our market segments with new products and programs and expand internationally."

Mr. Redling stated, "I am very excited about my new role at NutriSystem and for the opportunity to position the company for future growth. With its great brand, proven direct-to-consumer marketing platform and singular focus on the customer experience, I believe the company is well-positioned to continue to scale and expand its opportunities globally."

Prior to his most recent position at AOL, Inc., Joe Redling served as chief marketing officer and president of AOL Access and was responsible for managing AOL's industry leading subscription business, call center operations, brand management and direct marketing. Prior to leading AOL's subscription business, Redling served as president of Brand Marketing and was responsible for overall brand management, marketing planning, advertising and promotional strategy across all AOL, Inc. brands. He joined AOL in 1999 as senior vice president of marketing for AOL's flagship service.

Before AOL, Redling was chief operating and marketing officer for Arnold Palmer Golf, a venture that established the first nationally branded chain of golf courses. Earlier, he spent 15 years in the entertainment and tourism industry in senior positions.

About NutriSystem, Inc.

Founded in 1972, NutriSystem (NASDAQ: NTRI) is a leading provider of weight management and fitness products and services. The Company offers a weight loss program based on portion-controlled, lower Glycemic Index prepared meals. The program has no membership fees and provides free online and telephone counseling.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding NutriSystem's outlook and guidance for the second quarter of 2007 and the full year 2007, its expectations regarding its ability to continue its growth while maintaining costs, statements about momentum in its business and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in NutriSystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. NutriSystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contacts:
James D. Brown EVP and Chief Financial Officer NutriSystem, Inc. Tel: 215-706-5302 Email: jbrown@nutrisystem.com	Brandi Piacente Investor Relations The Piacente Group, Inc. Tel: 212-481-2050 Email: brandi@thepiacentegroup.com